UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incoporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices)  (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 14, 2005, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”), on the recommendation of its Compensation Committee, approved amendments to the terms of the written employment agreements between the Company and several of its executive officers to provide for an increase in each of their annual base salaries effective as of January 1, 2006, as set forth below.

Barry C. Cohen is employed as Vice-President, New Business & New Product Development of the Company pursuant to a written employment agreement dated as of May 23, 2003, which was previously filed as Exhibit 10.30 of the Company’s Quarterly Report Form 10-QSB with the Securities and Exchange Commission on June 19, 2003. His employment agreement initially provided for an annual base salary of $185,000, was amended, effective January 1, 2005, to increase his base salary to $219,387, and has been amended, effective January 1, 2006, to increase his annual base salary to $228,000.

Jean W. Frydman is employed as Vice-President & Corporate General Counsel of the Company pursuant to a written employment agreement dated as of April 19, 2004, which was previously filed as Exhibit 10.20 of the Company’s Annual Report on Form 10-KSB with the Securities and Exchange Commission on November 15, 2004. Her employment agreement initially provided for an annual base salary of $200,000, was amended, effective January 1, 2005, to increase her base salary to $215,300, and has been amended, effective January 1, 2006, to increase her annual base salary to $240,000.

Michael E. B. Spicer is employed as Chief Financial Officer of the Company pursuant to a written employment agreement dated as of December 20, 2004, which was previously filed as Exhibit 10.35 of the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on December 23, 2004. His employment agreement initially provided for an annual base salary of $235,000 and has been amended, effective January 1, 2006, to increase his annual base salary to $244,000.

In addition, the Board approved 2005 bonus payments in the following amounts to the following officers.

Officer Name	2005 Bonus

Jean W. Frydman	$75,355
Michael E. Spicer	$66,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc. By: /s/ Michael E.B. Spicer ————————————————— Name: Michael E.B. Spicer Title: Chief Financial Officer

Date: December 20, 2005